Exhibit 10.4

The Quantum Group, Inc.

3460 Fairlane Farms Road, Suite 4

Wellington, FL 33414

Tel: 561-798-9800  Fax: 561-296-3456

Email: XXXXXX@qtum.com

March 13, 2006

FINANCING AGREEMENT

FOR SALE OF BRIDGE SECURITIES

Issuer:

The Quantum Group, Inc. (“QTUM” or the “Company”).

Amount:

$501,000 in exchange for a bridge note (“Bridge Note)”) and securities of the Company (“Bridge Shares”). The Bridge Note and Bridge Shares are herein called the Bridge Securities.

Purchaser:

High Capital Funding, LLC.  (“HFC”) HFC is an “Accredited” investor as defined in Regulation D of the Securities Act of 1933. HCF has read and agrees to the terms contained in Exhibit A hereto.

Bridge Note:

Interest and Pre-Payment: Interest will accrue on the principal amount of the Bridge Note at the rate or eight (8%) percent per annum, based on a 360-day year. The Company will have the right to prepay without penalty any amount owed under the Bridge Note in whole or in part at any time.

Maturity Date:

The Company plans to continue a private placement of its securities (“Private Placement”) within the next 60 days to be managed by Newbridge Securities Corp. as Placement Agent (“Newbridge”). Following the completion of the Private Placement the Company plans to conduct a public offering (“Public Offering”) of its securities to be managed by NewBridge as lead underwriter. The principal amount and accrued and unpaid interest on the Bridge Note will be due and payable on the earlier of the 80th day following the receipt by the Escrow Agent (as defined in “Closing Date Escrow” below)_of the $501,000 funding of this Financing Agreement (or if such 80th day is a bank holiday, the first business day following the closing of an aggregate of $1,000,000 of gross proceeds of the Private Placement (“Maturity Date”). If the principal and accrued interest of the Bridge Note is not paid on or before the Maturity Date, the unpaid principal on the Bridge Note shall bear interest at eighteen (18%) per annum retroactive to the Closing Date (as defined in “Closing Date/Escrow” below).

Bridge Shares:

As additional consideration for the purchase of the Bridge Note HCF shall receive six hundred sixty-six thousand six hundred sixty-seven (666,667) shares of QTUM restricted common stock (“Bridge Shares”). HCF shall have the option, exercisable within 5 business days after receipt from QTUN of written notice of the terms of the Public Offering and its expected closing date, of exchanging the Bridge Shares for $501,000 face value of the securities being offered in the Public Offering (“Public Offering Securities”). The certificates for the Public Offering Securities issued in exchange for the Bridge Shares shall be in the same form and shall have the same CUSIP number(s) as the corresponding securities for the Public Offering Securities may bear a restrictive legend.

In addition, QTUM shall issue to HCF thirty-three thousand thee hundred thirty-three (33,333) Bridge Shares for each 30 day period, or part thereof, that the Bridge Note remains unpaid after the Maturity Date.

Purchase Price:

The purchase price for the Bridge Securities shall be $501,000.

Security:

Repayment of the Bridge Note shall be secured by a lien on all tangible and intangible assets of the Company to be evidenced by a Security Agreement in form and substance satisfactory to HCF.

Document Preparation Shares:

In lieu of reimbursing HCF, for the cost of preparing the legal documents for this transaction, QTUM shall issue to HCF thirty-three thousand three hundred thirty-three (33,333), Bridge Shares (“Document Preparation Shares”) The Document Preparation Shares shall be in all respects identical to the Bridge Shares with identical attendant rights.

Placement Agent Fee:

QTUM and HCF agree that QTUM shall be solely responsible for the payment of placement agent fees to Newbridge in the amount of $50,000 plus a warrant to purchase sixty-six thousand six hundred sixty-seven (66,667) shares of common stock at $0.20 per share for five years from the Closing Date. The Placement Agent Fee shall be paid by the Escrow Agent from the Closing Proceeds to Newbridge. (“Closing Date” and “Escrow Agent” are defined in “Closing Date/Escrow” below.

Expenses:

Except as set forth in “Document Preparation Shares” above, Purchaser and QTUM shall each be responsible for its own expenses in connection with this transaction.

Transfer and Assignment:

HCF shall have the right, subject to applicable securities laws, to transfer and/or assign the Bridge Note, the Bridge Shares, the Document Preparation Shares, and the Public Offering Securities. Any purchaser, transferee or assignee of a Bridge Note, Bridge Shares, Document Preparation Shares, or Public Offering Securities is a “Holder” or collectively “Holder.”

Key Man Insurance:

QTUM shall deliver to the Escrow Agent (as defined in "Closing Date Escrow" below) with in five days Following the mutual execution of this Financing Agreement a copy of an application for a minimum of $500,000 of key man life insurance on Noel J. Guillam along with a copy of the issued insurance policy or an effective binder for such insurance, with HCF as the named beneficiary, with an insurance company acceptable to HCF ("Insurance"). Within 10 business days after the payment in full of the Bridge Note, HCF shall assign the Insurance to the Company.

Closing Date/Escrow:

The closing of this transaction ("Closing") will be on the second business day ("Closing Date") following the receipt by David A.Rapaport (ExecutiveV.P. and General Counsel of HCF), as Escrow Agent, of (a) $501,000 ("Closing Proceeds") from HCF, (b) an executed Bridge Note for the Closing Proceeds, (c) certificates for 666,667 Bridge Shares registered in the Name of "High Capital Funding, LLC", (d) a certificate for the 33,333 Document Preparation Shares registered in the name of "High Capital Funding, LLC, (e) a fully executed Security Agreement with evidence of the filing of UCC-I's, (t) a Legal Opinion (as defined in "Jurisdiction/Choice of Law" below), (g) a copy of a fully executed Placement Agent Agreement acceptable inform and substance to HCF in its sole discretion between QTUM  and Newbridge providing for Newbridge to place between $1,000,000 and $3,000,000 of the Company's securities, and (h) a copy of the application for the Insurance, along with a copy of the issued policy or an effective binder for the Insurance.

At the Closing the Escrow Agent shall transfer the Closing Proceeds, minus the Placement Agent Fee, to QTUM, and shall deliver the Bridge Note, Bridge Shares, and a copy of the application for the Insurance along with a copy of the issued insurance policy or an effective binder for the Insurance to BCF. The Escrow Agent shall transfer the Placement Agent Fee to Newbridge.

Registration Rights:

The Company will (1) file a resale registration statement within 90 days of the Public Offering closing; (2) cause it to be effective within 180 days of the Public Offering closing covering the resale of the Bridge Shares, the Document Preparation Shares, and/or the Public Offering Securities (including the resale of any shares of Common stock issuable upon the exercise or conversion of any warrants and/or convertible securities included in the Public Offering Securities); and (3) cause such Registration statement to remain effective with a current prospectus available for a period of the longer of two years, or until the expiration or exercise in full of any warrants included in the Public Offering Securities.

If at anytime after the latter of 180 days from the Public Offering closing, or one year from the First Closing, until the second anniversary of the final Closing, the Bridge Shares, Document Preparation Shares, or any of the Public Offering Securities can not be resold under Either an effective registration statement, SECRule144 (d),without volume limitation, or SEC Rule144(k), the Company will be required to pay a 2% cash late registration fee (i.e.2% of the Bridge Note principal) ("LateFee") per month or part there of that such failure continues. However, if the Public Offering Securities Include warrants the payment of the Late Fee shall continue until the expiration or exercise in full of such warrants.

Jurisdiction/Closing of Law:

All transaction documents shall be governed by and construed under the laws of the state of Nevada as applied to agreements entered into and to be performed entirely with in the state of Nevada, without giving effect to principles of conflicts of law. The parties irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in Las Vegas, NV in connection with any action relating to this transaction; Provided HCF, at its option, may bring an action or Actions to enforce its security interest under the Security  Agreement in any state or federal court located in the State of Florida. At or prior to the Closing, HCF shall receive a legal opinion from Company counsel in form and substance satisfactory to it as to (a) the due formation and existence of the Company (under Nevada law), (b) the validity and enforce ability of this Financing Agreement (under Nevada law), the Bridge Note (under Nevada law),and the Security Agreement (under Florida law), including specifically that neither this Financing Agreement nor the Bridge Note violate any laws of the State of Nevada relating directly or indirectly to the Maximum rate of interest that may be charged in this transaction, subject to standard carve-outs for equitable remedies and insolvency laws, and (c) the issuance and validity of the Bridge Note, Bridge Shares and Document Preparation Shares (under Nevada law) ("Legal Opinion").

Binding Agreement:

All parties executing this Financing Agreement, including Exhibit A, shall be legally bound by the above terms and shall execute such further documents ("Further Documents"), including without limitation the Bridge Note, the Security Agreement, and an Escrow Agreement substantially in the forms of Exhibit B, Exhibit C, and Exhibit D attached hereto, respectively. If there are any inconsistencies between this Financing Agreement (exclusive of Exhibits B, C & D) and any such Further Documents executed in Connection with this transaction, the terms of this Financing Agreement shall govern. This Financing Agreement may be signed in two or more counterparts, all of which taken together shall constitute an original. Facsimile signatures shall be deemed to be original signatures.

The Quantum Group, Inc.

By:	/s/ Donald B. Cohen	Dated: April 27, 2006
Donald B. Cohen, CFO
(name and title)

David A. Rapaport, Escrow Agent

Date: April ____, 2006

333 Sandy Springs Circle, Suite 230 Atlanta, GA 30328 Attn: Fred A. Brasch, CFO

Tel: 404 257-9150 Fax: 404 257-9125 Email: XXXXXX@highcapus.com

High Capital Funding, LLC.

By:	Date: April _____, 2006
Fred A. Brasch ,CFO

333 Sandy Springs Circle, Suite 230 Atlanta, GA 30328
Attn: Fred A. Brasch, CFO

Tel: 404 257-9150 Fax :404 257-9125 Email: XXXXXX@mindspring.com
Tax ID # /SS #: 13-XXXXXXXX

With copy to:
David A. Rapaport, Escrow Agent

333 Sandy Springs Circle, Suite 230 Atlanta, GA 30328

Tel: 404 257-9150 Fax: 404 257-9125 Email:XXXXXXX@highcapus.com

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